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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2001

CALIFORNIA COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-87481	94-3339505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
649 Lincoln Way, Auburn, California (Address of principal executive offices)	95603 (Zip Code)

Registrant's telephone number, including area code (714) 221-5353

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

  (a)
  Merger of California Community Bancshares, Inc. and CCB Newco. On December 28, 2001, CCB Newco, a California corporation and wholly-owned subsidiary of Registrant, was merged with and into Registrant (the "Merger"). The terms and conditions of the Merger were set forth in a Certificate of Ownership Merging CCB Newco into California Community Bancshares, Inc. filed with the California and Delaware Secretaries of State effective December 28, 2001 (the "Certificate of Ownership"). A copy of the Certificate of Ownership is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 7. Financial Statements and Exhibits.

  (b)
  Exhibits

Exhibit 99.1 Certificate of Ownership Merging CCB Newco into California Community Bancshares, Inc.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2002	CALIFORNIA COMMUNITY BANCSHARES, INC.
/s/ DAVID E. HOOSTON David E. Hooston, Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

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SIGNATURES